QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.03

FORM OF SUPPLEMENT TO GUARANTY

        THIS SUPPLEMENT, dated as of March 30, 2006 (this "Supplement"), is to the Guaranty, dated as of September 28, 2001 (as amended, supplemented, amended and restated or otherwise modified, the "Guaranty"), among the initial signatories thereto and each other Person (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) which from time to time thereafter became a party thereto pursuant to Section 5.5 thereof (each, individually, a "Guarantor", and, collectively, the "Guarantors"), in favor of BANK OF MONTREAL, as Administrative Agent for each of the Secured Parties.

W I T N E S S E T H:

        WHEREAS, on June 25, 2002, certain of the Borrowers and their affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

        WHEREAS, pursuant to that certain order of Judge Robert E. Gerber of the Bankruptcy Court entered May 26, 2005 (the "Order") approving (i) certain settlement agreements by and among certain of the Borrowers, the SEC, the U.S. Department of Justice and certain members of the Rigas family and (ii) the forfeiture of certain assets and interests owned by certain members of the Rigas family to certain of the Borrowers and their affiliates (the "Forfeiture"), the undersigned has been ordered to guarantee the Obligations of the Borrowers under the Credit Agreement for the benefit of the Secured Parties in accordance with the terms of the Order; and

        WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty.

        NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of each Secured Party, as follows.

        SECTION 1.    Party to Guaranty, etc.    In accordance with the terms of the Guaranty and the Order, by its signature below the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and the undersigned Guarantor hereby agrees, subject to the Order, to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor. In furtherance of the foregoing, each reference to a "Guarantor" in the Guaranty shall be deemed to include the undersigned Guarantor.

        SECTION 2.    Representations.    The undersigned Guarantor hereby represents and warrants that this Supplement has been duly executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of the undersigned Guarantor, enforceable against it in accordance with its terms.

        SECTION 3.    Limitations.

          (a)   Notwithstanding anything contrary herein or in the Guaranty, (i) Section 2.4 and Articles III and IV of the Guaranty shall not be applicable to the undersigned, (ii) the obligations of the undersigned under Section 2.1 of the Guaranty to guarantee the full and punctual payment when due of the Obligations shall be no greater than were the obligations of the undersigned prior to the Forfeiture Date (as defined in the Order), (iii) the obligations of the undersigned herein and in the Guaranty shall constitute a pre-petition obligation of the undersigned and (iv) the right and obligations of the undersigned and the Administrative Agent under the Guaranty shall be subject to the terms of the Order and any other order entered by the Bankruptcy Court in connection with the Forfeiture.

          (b)   Without limiting the foregoing, the Administrative Agent, on behalf of all Lenders, acknowledges and agrees that as of the date hereof, an Event of Default under the Credit Agreement has occurred and is continuing and, notwithstanding the occurrence and continuation of such Event of Default, the rights and remedies of the Administrative Agent and the other Agents and Lenders under the Credit Agreement, the other Loan Documents and this Agreement (and the ability of any of the foregoing Persons to exercise the same), shall be limited to the same extent that such rights and remedies were limited by the orders of the Bankruptcy Court that were entered prior to the date hereof in respect of the ability of the Administrative Agent or any other Agent or Lender under the Credit Agreement to exercise any rights or remedies granted to any of them pursuant to the terms of the Credit Agreement or any other Loan Document.

        SECTION 4.    Full Force of Guaranty.    Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

        SECTION 5.    Severability.    In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.

        SECTION 6.    Governing Law, Entire Agreement, etc.    THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 7.    Counterparts.    This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GUARANTOR SIGNATURE BLOCK]

ACCEPTED BY:

BANK OF MONTREAL, CHICAGO BRANCH
as Administrative Agent

By:
Name:
Title:

3

QuickLinks

FORM OF SUPPLEMENT TO GUARANTY